Exhibit 99.1

Investor Relations:

Brian Norris

Vice President of Investor Relations

+1 781.250.3829

brian.norris@fleetmatics.com

Fleetmatics Reports Strong Second Quarter Financial Results

– Company Raises Guidance for 2015 –

•	Active vehicles under subscription grows by 31,000 to 625,000

•	Q2 Revenue of $68.6 million, up 24% year-over-year

•	Q2 GAAP EPS of $0.14; Non-GAAP[1] adjusted EPS of $0.33

•	Q2 Adjusted EBITDA[1] of $21.2 million, or 31.0% of total revenue

•	Q2 Cash flow from operations of $21.7 million

•	Q2 Free cash flow of $9.9 million, or 14.4% of total revenue

Dublin, Ireland and Boston, Massachusetts – August 6, 2015 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its second quarter ended June 30, 2015.

“Our strong second quarter results continue to reflect the powerful leverage in our business model,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “We are particularly pleased with the addition of 31,000 new vehicle subscriptions in the second quarter, our ability to secure important strategic wins in larger fleets, and in the progress we are making to develop beachheads in key international markets. Longer term, we remain well positioned to deliver on the strategic and financial objectives we outlined at Fleetmatics Analyst Day 2015.”

Results for the Second Quarter of 2015

Total revenue for the second quarter of 2015 was $68.6 million, an increase of 24% compared to $55.3 million for the second quarter of 2014. GAAP net income for the second quarter of 2015 was $5.4 million, or $0.14 per diluted share, compared to $3.2 million, or $0.08 per diluted share, for the second quarter of 2014. Non-GAAP1 adjusted earnings for the second quarter of 2015 was $13.1 million, or $0.33 per diluted share, compared to $6.8 million, or $0.18 per diluted share, for the second quarter of 2014. Adjusted EBITDA1 for the second quarter of 2015 was $21.2 million, an increase of 41% compared to $15.0 million for the second quarter of 2014. Adjusted EBITDA1 margin for the second quarter of 2015 was 31.0% compared to 27.2% for the second quarter of 2014. As of June 30, 2015, the Company had cash of $179.6 million compared to $172.2 million at March 31, 2015. During the second quarter of 2015, the Company generated $21.7 million in net cash from operations and invested $11.8 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $9.9 million. During the second quarter of 2014, the Company generated $13.6 million in net cash from operations and invested $11.2 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $2.4 million.

Company Issues Third Quarter Guidance and Raises Full Year 2015 Guidance

The Company today issued guidance for the third quarter of 2015 and raised its previously issued guidance for the full year of 2015. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	Third Quarter 2015 Guidance: The Company expects total revenue to be in the range of $72.5 million to $73.5 million. Adjusted EBITDA[1] is expected to be in the range of $22.0 million to $23.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $0.33 to $0.34 based on approximately 39.6 million weighted average diluted shares outstanding.

•	Full Year 2015 Guidance: The Company expects total revenue to be in the range of $282.0 million to $284.0 million. Adjusted EBITDA[1] is expected to be in the range of $88.0 million to $90.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $1.35 to $1.40 based on approximately 39.2 million weighted average diluted shares outstanding.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing 1.877.260.8898 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.332.0932 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 363093 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC (NYSE: FLTX) is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of June 30, 2015, Fleetmatics served approximately 29,000 fleet management customers, with approximately 625,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income excludes share-based compensation; amortization of intangible assets; certain non-recurring litigation and settlement costs; and certain acquisition-related transaction costs. Non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; loss on extinguishment of debt; the tax effects related to these items; and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; loss on extinguishment of debt; and certain acquisition-related transaction costs.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our position in key international markets, our ability to deliver on long-term and strategic objectives, and our expected financial results for the third quarter of 2015 and the full year of 2015. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; our ability to keep up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; and the impact of adverse economic conditions on information technology spending by SMB businesses, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Subscription revenue	$68,588	$55,268	$134,059	$107,165
Cost of subscription revenue	17,753	14,534	34,938	27,280

Gross profit	50,835	40,734	99,121	79,885

Operating expenses:
Sales and marketing	24,192	22,049	47,461	40,411
Research and development	5,201	4,613	9,798	8,790
General and administrative	12,885	9,486	24,570	20,758

Total operating expenses	42,278	36,148	81,829	69,959

Income from operations	8,557	4,586	17,292	9,926
Interest income (expense), net	(225)	(210)	(494)	(373)
Foreign currency transaction gain (loss), net	(1,900)	402	3,069	354
Loss on extinguishment of debt	—	—	(107)	—
Other income (expense), net	—	—	—	41

Income before income taxes	6,432	4,778	19,760	9,948
Provision for income taxes	1,037	1,545	2,614	3,087

Net income	$5,395	$3,233	$17,146	$6,861

Net income per share:
Basic	$0.14	$0.09	$0.45	$0.18

Diluted	$0.14	$0.08	$0.44	$0.18

Weighted average ordinary shares outstanding:
Basic	38,322,263	37,411,223	38,156,595	37,271,047

Diluted	39,212,404	38,360,498	39,034,834	38,376,232

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$179,608	$175,400
Restricted cash	142	—
Accounts receivable, net of allowances of $2,673 and $2,200 at June 30, 2015 and December 31, 2014, respectively	19,940	16,876
Deferred tax assets	7,449	7,458
Prepaid expenses and other current assets	14,661	13,379

Total current assets	221,800	213,113
Property and equipment, net	93,697	79,734
Goodwill	38,835	30,207
Intangible assets, net	7,247	6,460
Deferred tax assets, net	6,322	6,353
Other assets	10,179	10,829

Total assets	$378,080	$346,696

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,916	$8,001
Accrued expenses and other current liabilities	26,392	24,307
Deferred revenue	23,922	22,592

Total current liabilities	60,230	54,900
Deferred revenue	9,990	10,241
Accrued income taxes	4,021	3,164
Long-term debt, net of discount	22,946	23,750
Other liabilities	6,988	2,356

Total liabilities	104,175	94,411

Total shareholders’ equity	273,905	252,285

Total liabilities and shareholders’ equity	$378,080	$346,696

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income	$17,146	$6,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	13,133	10,116
Amortization of capitalized in-vehicle devices owned by customers	517	658
Amortization of intangible assets	1,199	1,221
Amortization of deferred commissions, other deferred costs and debt discount	5,055	3,791
Provision for (benefit from) deferred tax assets	—	(284)
Provision for accounts receivable allowances	1,347	985
Unrealized foreign currency transaction (gain) loss	(3,166)	(388)
Loss on disposal of property and equipment and other assets	1,219	778
Share-based compensation	10,340	6,427
Excess tax benefits on share-based awards	(2,142)	(8,752)
Loss on extinguishment of debt	107	—
Changes in operating assets and liabilities:
Accounts receivable	(4,155)	4,677
Prepaid expenses and other current and long-term assets	(5,736)	(3,219)
Accounts payable, accrued expenses and other current liabilities	2,318	5,008
Accrued income taxes	863	1,149
Deferred revenue	951	4,822

Net cash provided by operating activities	38,996	33,850

Cash flows from investing activities:
Purchases of property and equipment	(19,976)	(18,390)
Capitalization of internal-use software costs	(1,942)	(1,342)
Proceeds from sale of property and equipment	—	41
Payment for business acquired, net of cash acquired	(7,673)	(2,228)
Net (increase) decrease in restricted cash	(149)	64

Net cash used in investing activities	(29,740)	(21,855)

Cash flows from financing activities:
Payments of borrowings under Revolving Credit Facility	(23,750)	—
Proceeds from borrowings under Credit Facility	22,382	—
Proceeds from exercise of stock options	1,901	1,391
Taxes paid related to net share settlement of equity awards	(6,220)	(3,150)
Excess tax benefits from share-based awards	2,142	8,752
Payments of capital lease obligations	(492)	(365)
Payments of notes payable	(330)	(179)

Net cash provided by (used in) financing activities	(4,367)	6,449

Effect of exchange rate changes on cash	(681)	(142)

Net increase in cash	4,208	18,302
Cash, beginning of period	175,400	137,171

Cash, end of period	$179,608	$155,473

Supplemental disclosure of cash flow information:
Cash paid for interest	$411	$348
Cash paid (refunds received), net for income taxes	$173	$742
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and notes payable	$2,180	$1,940
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$3,887	$2,433
Leasehold improvements financed by landlord through lease incentives	$2,258	$—
Issuance of ordinary shares under employee share purchase plan	$548	$441

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Gross Profit GAAP	$50,835	$40,734	$99,121	$79,885
Share-based compensation	308	172	559	319
Amortization of intangible assets	308	291	608	549

Gross Profit Non-GAAP	$51,451	$41,197	$100,288	$80,753

Subscription revenue	$68,588	$55,268	$134,059	$107,165

Gross Margin Percentages:
GAAP	74.1%	73.7%	73.9%	74.5%
Non-GAAP	75.0%	74.5%	74.8%	75.4%

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating income GAAP	$8,557	$4,586	$17,292	$9,926
Share-based compensation	5,797	3,423	10,340	6,427
Amortization of intangible assets	614	627	1,199	1,221
Litigation and settlements	(390)	97	(218)	217
Acquisition-related transaction costs	—	129	157	218

Operating income Non-GAAP	$14,578	$8,862	$28,770	$18,009

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$5,395	$3,233	$17,146	$6,861
Provision for income taxes	1,037	1,545	2,614	3,087
Interest (income) expense, net	225	210	494	373
Foreign currency transaction (gain) loss, net	1,900	(402)	(3,069)	(354)
Depreciation and amortization of property and equipment	6,567	5,813	13,133	10,116
Amortization of capitalized in-vehicle devices owned by customers	91	372	517	658
Amortization of intangible assets	614	627	1,199	1,221
Share-based compensation	5,797	3,423	10,340	6,427
Litigation and settlements	(390)	97	(218)	217
Acquisition-related transaction costs	—	129	157	218
Loss on extinguishment of debt	—	—	107	—

Adjusted EBITDA	$21,236	$15,047	$42,420	$28,824

Subscription revenue	$68,588	$55,268	$134,059	$107,165

Adjusted EBITDA margin	31.0%	27.2%	31.6%	26.9%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$5,395	$3,233	$17,146	$6,861
Amortization of intangible assets	614	627	1,199	1,221
Share-based compensation	5,797	3,423	10,340	6,427
Foreign currency transaction (gain) loss, net	1,900	(402)	(3,069)	(354)
Litigation and settlements	(390)	97	(218)	217
Acquisition-related transaction costs	—	129	157	218
Loss on extinguishment of debt	—	—	107	—
Tax effect of non-GAAP adjustments above at 8% in the three and six months ended June 30, 2015 and 15% in the three and six months ended June 30, 2014	(633)	(581)	(681)	(1,159)
Tax reserve component of income tax provision	440	262	863	525

Adjusted earnings	$13,123	$6,788	$25,844	$13,956

Weighted average ordinary shares outstanding — diluted	39,212,404	38,360,498	39,034,834	38,376,232
Non-GAAP adjusted EPS	$0.33	$0.18	$0.66	$0.36

FLEETMATICS GROUP PLC

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of subscription revenue:
Share-based compensation	$308	$172	$559	$319
Amortization of intangible assets	308	291	608	549

Subtotal cost of subscription revenue	616	463	1,167	868
Sales and marketing:
Share-based compensation	1,960	1,329	3,784	2,502
Amortization of intangible assets	306	336	591	672

Subtotal sales and marketing	2,266	1,665	4,375	3,174
Research and development:
Share-based compensation	788	468	1,461	865

Subtotal research and development	788	468	1,461	865
General and administrative:
Share-based compensation	2,741	1,454	4,536	2,741
Litigation and settlements	(390)	97	(218)	217
Acquisition-related transaction costs	—	129	157	218

Subtotal general and administrative	2,351	1,680	4,475	3,176
Foreign currency transaction (gain) loss, net	1,900	(402)	(3,069)	(354)
Loss on extinguishment of debt	—	—	107	—
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(193)	(319)	182	(634)

Total expense add-backs	$7,728	$3,555	$8,698	$7,095